PRESS RELEASE

Synthesis Energy Systems Announces Sales of Methanol at Commercial Scale at its Yima Joint Venture Plant

SES Gasifier Systems Proving Operational Robustness and Flexibility During Ramp Up to Full Production Capacity

HOUSTON, July 10, 2013 -- Synthesis Energy Systems, Inc. (Nasdaq: SYMX) ("SES") announced today that its Yima Joint Venture project in Henan Province, China, has recently ramped up methanol production to 60 percent of total design capacity of 300,000 tonnes per year and is now selling its methanol product to a local industrial company.

Robert Rigdon, President and CEO of SES, stated, "The Yima JV plant is progressing well and is achieving important methanol production rate milestones as well as proving out the capability, robustness and flexibility of the SES gasification systems operating there, including the first gasifier system, which is now operating at 90 percent of capacity. We expect the Yima Joint Venture to continue this positive operating trend and transition from its commissioning and startup phase into full commercial operation over the summer, with sales ramping up accordingly.”

Mr. Rigdon continued, “Our accomplishments at Yima have occurred simultaneously with the strong progress we are making to complete the commercial agreements that will allow us to restart the ZZ Joint Venture unit later this year and produce methanol and generate sales there as well. Having our two plants in China operating at the same time with good commercial results is a major and achievable objective that we believe will have a positive impact on our financial results in China. We look forward to providing additional information in the near term.”

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES, please visit www.synthesisenergy.com or call (713) 579-0600.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the development stage of the operations of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ joint venture, its ability to obtain the necessary approvals and permits for future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures, its ability to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives and its relationship with Crystal Vision Energy, as well as its joint venture with Midas Resource Partners, and its ability to develop its power business unit and marketing arrangement with GE and its other business verticals, steel and renewables. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

Synthesis Energy Systems, Inc.

Kevin Kelly

Chief Accounting Officer

(713) 579-0600

Kevin.Kelly@synthesisenergy.com

MBS Value Partners, LLC

Matthew D. Haines (Investors)

Managing Director

(212) 710-9686

Matt.Haines@mbsvalue.com

Feintuch Communications (Media)

Richard Anderson

Senior Managing Director

(718) 986-1596

SES@feintuchpr.com